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                                                                    Exhibit 99.2


                                 REVOCABLE PROXY                          [BLUE]
                             EMERALD FINANCIAL CORP.
                       1999 ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 8, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints Messrs. Mike Kalinich and William A. Fraunfelder, Jr., and each of them, with full power of substitution, as proxies of the undersigned, and hereby authorizes them to represent and to vote all the shares of common stock, without par value, of Emerald Financial Corp. held by the undersigned on May 14, 1999, at the Annual Meeting of Shareholders of Emerald Financial Corp. to be held at 10:30 a.m., Eastern Daylight Savings Time on July 8, 1999 and any adjournment or postponement thereof, as follows:


1.      A proposal to adopt the Affiliation Agreement dated as of           FOR    AGAINST    ABSTAIN
        February 27, 1999 by and between Fifth Third Bancorp and Emerald    ---    -------    -------
        Financial Corp. and approve the merger of Emerald Financial         [ ]      [ ]        [ ]
        Corp. with and into Fifth Third Bancorp contemplated thereby

2.      A proposal to elect the nominees named herein to serve as                      WITHHOLD
        directors until the 2002 Annual Meeting of Shareholders, or         FOR        AUTHORITY
        until their successors are elected and qualified                    ---        ---------
                                                                            [ ]           [ ]

                                    NOMINEES:

        George P. Bohnert     Kenneth J. Piechowski     John J. Plucinsky

        To withhold authority to vote for any individual nominee, print the name(s) here:

3. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment thereof

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

        YOUR VOTE IS IMPORTANT. FAILURE TO VOTE IN PERSON OR BY PROXY IS EQUIVALENT TO A VOTE AGAINST THE MERGER PROPOSAL BEING SUBMITTED TO SHAREHOLDERS FOR THEIR CONSIDERATION AT THE MEETING.

        The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of 1999 Annual Meeting of Shareholders, a Prospectus/Proxy Statement dated May 24, 1999 and the Annual Report for the year ended December 31, 1998 of Emerald Financial Corp., including financial statements and independent auditor's opinion thereon.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


                  (Continued and to be signed on reverse side)


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                           (Continued from other side)


Dated: ____________________, 1999       Please sign exactly as name appears
                                        below. When shares are held by joint
                                        tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer.
                                        If a partnership, please sign in
                                        partnership name by any authorized
                                        person.


                                        ________________________________________
                                        Signature


                                        ________________________________________
                                        Signature, if held jointly

        PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.